Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 21, 2016, in the Registration Statement on Form F-1 and related Preliminary Prospectus of AC Immune SA dated May 31, 2016.

/s/ Ernst & Young AG

Geneva, Switzerland

May 31, 2016